As filed with the Securities and Exchange Commission on December 30, 2010
Registration No. 333-131000

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0687976
(State or Other Jurisdiction of Organization)	(I.R.S. Employer Identification Number of Sponsor and Depositor)

750 Battery Street, Suite 330
San Francisco, CA 94111
(415) 283-2200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Depositor’s Principal Executive Offices)

Lawrence K. Cohen
President and Chief Executive Officer
VIA PHARMACEUTICALS, INC.
750 Battery Street, Suite 330
San Francisco, CA 94111
(415) 283-2200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
With a copy to:
Richard S. Meller, Esq.
Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606
(312) 876-7700
Approximate date of commencement of proposed sale to the public: Not Applicable
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to our Registration Statement on Form S-3, initially filed by Corautus Genetics Inc. on January 12, 2006 (Registration No. 333-131000) (the “Registration Statement”), deregisters the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of our contractual obligations to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 1 to deregister, as of the effective date of this Post-Effective Amendment No. 1, all securities remaining unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, California, on December 30, 2010.

VIA PHARMACEUTICALS, INC.
By	/s/ Lawrence K. Cohen
Lawrence K. Cohen
President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.